Exhibit 99.1

DDR Corp.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

On April 28, 2014, affiliates (the “Sellers”) of DDR Corp. (“DDR” or the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Alexander Otto and certain of his affiliates (the “Purchasers”). Pursuant to the Agreement, the Sellers agreed to sell their 50% ownership interest in Sonae Sierra Brazil B.V., S.à r.l. (“SSB”) to the Purchasers for approximately $343.6 million (the “SSB Disposition”). SSB’s primary assets include an approximately 66% indirect ownership interest in Sonae Sierra Brasil, S.A., a publicly traded company in Brazil, and an indirect interest in the Parque Dom Pedro shopping center. The SSB Disposition closed on April 28, 2014.

DDR and Mr. Otto are parties to an Investor Rights Agreement, dated May 11, 2009 (the “Investor Rights Agreement”), pursuant to which Mr. Otto has a right to nominate up to two individuals for election to DDR’s Board of Directors depending on his family’s level of ownership of DDR. In accordance with the Investor Rights Agreement, Dr. Volker Kraft and Dr. Thomas Finne have been proposed by Mr. Otto and subsequently nominated and elected to DDR’s Board of Directors annually since 2009. Furthermore, Dr. Finne is a Managing Director of the entities affiliated with Mr. Otto that agreed to purchase a portion of the Company’s ownership interest in SSB.

The pro forma information herein presents the required disclosure for the SSB Disposition and includes the required carry forward of the pro forma adjustments as reported in the Current Report on Form 8-K, dated October 1, 2013 and amended December 13, 2013. Such Current Report on Form 8-K presented the required financial information regarding the Company’s acquisition of a portfolio of 30 open-air, value-oriented power centers (the “BRE-DDR Portfolio”). The Company acquired sole ownership of the BRE-DDR Portfolio, which was previously owned by BRE DDR Retail Holdings LLC, the Company’s joint venture with an affiliate of The Blackstone Group L.P. (the “BRE-DDR JV”), on October 1, 2013 (the “BRE-DDR Acquisition”).

Page
DDR Corp. (Pro Forma – unaudited):
Condensed Consolidated Balance Sheet as of December 31, 2013	F-2
Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	F-5

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2013

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if the SSB Disposition was completed on December 31, 2013. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statement of operations of the Company and the notes thereto presented herein and the historical financial statements and notes thereto of the Company included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013. No pro forma balance sheet adjustments are necessary for the BRE-DDR Acquisition since this transaction is reflected in the Company’s historical consolidated balance sheet as of December 31, 2013.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at December 31, 2013, if the SSB Disposition had been completed as of that date, nor does it purport to represent the future financial position of the Company.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2013 (continued)

(In thousands)

(Unaudited)

	Company Historical	Pro Forma Adjustments		Company Pro Forma
Assets
Real estate assets, net	$8,401,082	$—		$8,401,082
Investments in and advances to joint ventures	448,008	(232,881	)(a)	215,127
Cash and cash equivalents	86,664	342,430	(b)	429,094
Restricted cash	33,476	—		33,476
Notes receivable, net	78,338	—		78,338
Other assets, net	645,505	—		645,505

	$9,693,073	$109,549		$9,802,622

Liabilities and Equity
Unsecured indebtedness:
Senior notes	$2,754,120	$—		$2,754,120
Unsecured term loan	350,000	—		350,000
Revolving credit facilities	29,133	—		29,133

	3,133,253	—		3,133,253

Secured indebtedness:
Secured term loan	400,000	—		400,000
Mortgage indebtedness	1,761,421	—		1,761,421

	2,161,421	—		2,161,421

Total indebtedness	5,294,674	—		5,294,674
Accounts payable and other liabilities	415,413	—		415,413
Dividends payable	55,107	—		55,107

Total liabilities	5,765,194	—		5,765,194

Total DDR shareholders’ equity	3,904,661	109,549	(c)	4,014,210
Non-controlling interests	23,218	—		23,218

Total equity	3,927,879	109,549		4,037,428

	$9,693,073	$109,549		$9,802,622

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2013 (continued)

(a)	Represents the reduction of the Company’s investment in SSB.
(b)	Represents the net cash proceeds received from the sale of the Company’s equity interest in SSB as follows (in thousands):

Proceeds from SSB Disposition	$343,630
Transaction costs	(1,200)

Pro forma adjustments to Cash and Cash Equivalents	$342,430

(c)	Represents a non-recurring adjustment for the gain on sale related to the difference between the Company’s carrying value and fair value of the previously held equity interest in SSB as follows (in thousands):

Gain on sale of interest in SSB	$110,749	(1)
Transaction costs	(1,200)

Pro forma adjustments to Total DDR Shareholders’ Equity	$109,549

(1)	For the purposes of this pro forma statement, reflects the gain on sale calculated based upon the Company’s basis in SSB as of December 31, 2013. The gain on sale of interest in SSB excludes the reclassification of $27.5 million of foreign currency translation from accumulated other comprehensive income at December 31, 2013. In addition, the gain on sale reflected herein does not reflect the actual gain on sale that the Company will record in the second quarter of 2014 as the Company’s basis in this investment at the date of sale will reflect the recording of equity in net income offset by cash distributions received from SSB for the period January 1, 2014, through the date of sale, April 28, 2014.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(In thousands, except share and per share data)

(Unaudited)

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 is presented as if each of (i) the BRE-DDR Acquisition, which transaction was consummated on October 1, 2013, (ii) the issuance and sale of 35.14 million DDR common shares in a forward equity offering, which the Company settled on October 1, 2013 and the proceeds of which were used to fund the BRE-DDR Acquisition and (iii) the SSB Disposition was completed on January 1, 2013.

The following unaudited pro forma condensed consolidated financial statement of operations is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2013, giving effect to the items listed above. The adjustments related to the BRE-DDR Acquisition represent the period January 1, 2013 to September 30, 2013, as the acquisition occurred on October 1, 2013 and the activity for the period October 1, 2013 to December 31, 2013, is included in the Company’s historical results. The unaudited pro forma condensed consolidated financial statement of operations should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013.

The unaudited pro forma condensed consolidated financial statement of operations does not purport to represent what the actual results of operations of the Company would have been assuming the transactions listed above had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013 (continued)

(In thousands, except share and per share data)

(Unaudited)

	Pro Forma Adjustments
	Company Historical	BRE-DDR Acquisition		SSB Disposition		Company Pro Forma (Unaudited)
Revenues from rental properties	$812,755	$106,742	(a)	$—		$919,238
		(259	)(b)	—
Fee and other income	76,033	533	(a)	—		69,975
		(6,591	)(c)	—

	888,788	100,425		—		989,213

Rental operation expenses:
Operating and maintenance	137,979	11,241	(a)	—		149,220
Real estate taxes	117,374	20,360	(a)	—		137,734
Impairment charges	44,989	—		—		44,989
General and administrative	79,556	412	(a)	—		79,968
Depreciation and amortization	318,076	87,726	(d)	—		405,802

	697,974	119,739		—		817,713

Other income (expense):
Interest income	23,539	(11,040	)(e)	—		12,499
Interest expense	(228,869)	(40,397	)(f)	—		(268,563)
		703	(g)	—
Other income (expense), net	(6,629)	—		—		(6,629)

	(211,959)	(50,734)		—		(262,693)

Loss before earnings from equity method investments and other items	(21,145)	(70,048)		—		(91,193)
Equity in net income (loss) of joint ventures	6,819	1,347	(h)	(16,839	)(i)	(8,673)
Impairment of joint venture investments	(980)	—		—		(980)
Gain on change in control of interests	19,906	—		—		19,906

Income (loss) before tax expense of taxable REIT subsidiaries and state franchise and income taxes	4,600	(68,701)		(16,839)		(80,940)
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(2,713)	—		—		(2,713)

Income (loss) from continuing operations	1,887	(68,701)		(16,839)		(83,653)
Write-off of preferred share original issuance costs	(5,246)					(5,246)
Preferred dividends	(27,721)					(27,721)

Net loss from continuing operations attributable to DDR common shareholders	$(31,080)					$(116,620)

Per share data:
Basic earnings per share data:
Loss attributable to common shareholders from continuing operations	$(0.10)					$(0.34	)(j)
Diluted earnings per share data:
Loss attributable to common shareholders from continuing operations	$(0.10)					$(0.34	)(j)
Weighted average number of common shares (in thousands):
Basic	326,426					352,805	(j)
Diluted	326,426					352,805	(j)

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013 (continued)

(a)	Reflects the revenues and certain expenses of the BRE-DDR Portfolio for the nine months ended September 30, 2013.
(b)	Reflects the revenue related to the amortization of the above- and below-market leases of the BRE-DDR Portfolio for the nine months ended September 30, 2013.
(c)	Reduction in management fee and other income previously earned by the Company from the BRE-DDR JV related to the BRE-DDR Portfolio and reflected in the Company’s historical results for the nine months ended September 30, 2013.
(d)	Reflects depreciation and amortization expense as follows (in thousands):

Fair market value of tangible real estate assets	$1,363,797
Less: Non-depreciable real estate assets	(325,374)

Depreciable buildings and improvements	$1,038,423

Intangible assets (excluding above-market leases)	$242,007

Depreciation expense based on a 20-year to 31.5-year life	$40,051
Amortization expense based on a 1-year to 27-year life	76,916

Depreciation and amortization expense adjustment	$116,967

Depreciation and amortization expense for the nine-months ended September 30, 2013	$87,726

(e)	Reflects a reduction in interest income recorded in the Company’s historical results from a portion of the preferred equity interest and mezzanine loan previously funded by the Company to the BRE-DDR JV at September 30, 2013, which was repaid upon closing of the BRE-DDR Acquisition.
(f)	Reflects an increase in interest expense for the nine-month period ended September 30, 2013, as follows (in thousands):

Estimated interest expense of mortgage debt assumed	$32,102
Amortization of excess fair value over historical cost of mortgage debt assumed	8,295

$40,397

(g)	Reflects the reduction of interest costs related to variable rate indebtedness assumed to be repaid with the proceeds from the sale of 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, based on the Company’s borrowing rate at October 1, 2013 of 2.2%.

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 140 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities, based upon a principal amount of $42.9 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the nine month period (in thousands):

Adjustment to interest expense if rate increases 12.5 basis points	$1
Adjustment to interest expense if rate decreases 12.5 basis points	$(1)

(h)	Reflects the elimination of equity in net loss of joint ventures reflected in the Company’s historical results associated with its previous 5% common equity interest in the BRE-DDR Portfolio.
(i)	Reflects the elimination of equity in net income of joint ventures reflected in the Company’s historical results associated with its previous 50% equity interest in SSB.
(j)	Pro forma loss per common share is based upon the historical basic and diluted weighted-average number of common shares outstanding at December 31, 2013 and adjusted to include 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, as if the shares had been issued as of January 1, 2013.